                                                                         (4)(v)5






===============================================================================



                            LUCENT TECHNOLOGIES INC.


                               GUARANTEE AGREEMENT


                           Dated as of March 19, 2002



===============================================================================

                                TABLE OF CONTENTS


                                                                                             PAGE
                                                                                             ----

                                    ARTICLE 1
                                   DEFINITIONS

Section 1.01.  Definitions.....................................................................2

                                    ARTICLE 2
                               TRUST INDENTURE ACT

Section 2.01.  Trust Indenture Act; Application.................................................6
Section 2.02.  Lists of Holders.................................................................7
Section 2.03.  Reports by the Guarantee Trustee.................................................7
Section 2.04.  Periodic Reports to Guarantee Trustee............................................7
Section 2.05.  Evidence of Compliance With Conditions Precedent.................................7
Section 2.06.  Events of Default; Waiver........................................................7
Section 2.07.  Disclosure of Information........................................................8
Section 2.08.  Conflicting Interest.............................................................8

                                    ARTICLE 3
                 POWERS, DUTIES AND RIGHTS OF GUARANTEE TRUSTEE

Section 3.01.  Powers and Duties of the Guarantee Trustee.......................................8
Section 3.02.  Certain Rights and Duties of the Guarantee Trustee...............................9
Section 3.03.  Not Responsible for Recitals or Issuance of Guarantee ..........................12

                                    ARTICLE 4
                                GUARANTEE TRUSTEE

Section 4.01.  Qualifications..................................................................12
Section 4.02.  Appointment, Removal and Resignation of Guarantee Trustee.......................13

                                    ARTICLE 5
                                    GUARANTEE

Section 5.01.  Guarantee.......................................................................13
Section 5.02.  Waiver of Notice................................................................14
Section 5.03.  Obligations Not Affected........................................................14
Section 5.04.  Enforcement of Guarantee........................................................15
Section 5.05.  Guarantee of Payment......                                                      15
Section 5.06.  Subrogation.....................................................................15
Section 5.07.  Independent Obligations.........................................................16


                                    ARTICLE 6
                    LIMITATION OF TRANSACTIONS; SUBORDINATION

Section 6.01.  Limitation of Transactions .....................................................16
Section 6.02.  Subordination...................................................................17
Section 6.03.  Payment Over Of Proceeds Upon Dissolution, Etc..................................17
Section 6.04.  Payment Blockage Upon Acceleration Of Designated Senior Indebtedness, Etc.......18
Section 6.05.  No Payment When Senior And Subordinated Debt In Default.........................19
Section 6.06.  Guarantee Trustee To Effectuate Subordination...................................19
Section 6.07.  No Waiver Of Subordination Provisions...........................................19
Section 6.08.  Notice To The Guarantee Trustee.................................................20
Section 6.09.  Reliance On Judicial Order Or Certificate Of Liquidating Agent .................20
Section 6.10.  Guarantee Trustee Not Fiduciary For Holders Of Senior And Subordinated Debt.....20
Section 6.11.  Rights Of Guarantee Trustee As Holder Of Senior And Subordinated Debt;
                Preservation Of Guarantee Trustee's Rights.....................................21
Section 6.12.  Certain Conversions Or Exchanges Deemed Payment.................................21

                                    ARTICLE 7
                                   TERMINATION

Section 7.01.  Termination.....................................................................21

                                    ARTICLE 8
                    LIMITATION OF LIABILITY; INDEMNIFICATION

Section 8.01.  Exculpation.....................................................................22
Section 8.02.  Indemnification.................................................................22

                                    ARTICLE 9
                                  MISCELLANEOUS

Section 9.01.  Successors and Assigns..........................................................23
Section 9.02.  Amendments......................................................................23
Section 9.03.  Notices.........................................................................23
Section 9.04.  Genders.........................................................................24
Section 9.05.  Benefit.........................................................................24
Section 9.06.  Governing Law...................................................................24
Section 9.07.  Table Of Contents, Headings, Etc................................................24
Section 9.08.  Counterparts....................................................................24


 Certain Sections of this Guarantee Agreement relating to Sections 310 through
                    318 of the Trust Indenture Act of 1939:

Trust Indenture Act Section                             Agreement Section
---------------------------                             -----------------
Section 310               (a)                           4.01
                          (b)                           4.01(c), 2.08
                          (c)                           Not Applicable
Section 311               (a)                           2.02(b)
                          (b)                           2.02(b)
                          (c)                           Not Applicable
Section 312               (a)                           2.02(a)
                          (b)                           2.02(b)
Section 313                                             2.03
Section 314               (a)                           2.04
                          (b)                           Not Applicable
                          (c)                           2.05
                          (d)                           Not Applicable
                          (e)                           1.01, 2.05, 3.02
                          (f)                           3.02
Section 315               (a)                           3.02
                          (b)                           3.01(d)
                          (c)                           3.01(b)
                          (d)                           3.02(b)
                          (e)                           Not Applicable
Section 316               (a)                           1.01, 2.06, 5.04
                          (b)                           5.03
                          (c)                           9.02
Section 317               (a)                           Not Applicable
                          (b)                           Not Applicable
Section 318               (a)                           2.01(b)
                          (b)                           2.01
                          (c)                           2.01(a)


                               GUARANTEE AGREEMENT

         This GUARANTEE AGREEMENT, dated as of March 19, 2002, is executed and delivered by Lucent Technologies Inc., a Delaware corporation (the "Guarantor"), and The Bank of New York, a New York banking corporation, as the Guarantee Trustee (as defined herein) for the benefit of the Holders (as defined herein) from time to time of the Preferred Securities (as defined herein) of Lucent Technologies Capital Trust I, a Delaware statutory business trust (the "Issuer").

         WHEREAS, pursuant to an Amended and Restated Trust Agreement (the "Trust Agreement"), dated as of March 19, 2002 among the trustees of the Issuer named therein and Lucent Technologies, Inc., as Depositor, the Issuer is issuing as of the date hereof up to $1,750,000,000 aggregate liquidation preference ($2,000,000,000 if the over-allotment option is exercised in full) of its preferred securities designated the 7.75% Cumulative Convertible Trust Preferred Securities (the "Preferred Securities") representing undivided beneficial interests in the assets of the Issuer and having the terms set forth in Trust Agreement;

         WHEREAS, the Preferred Securities will be issued by the Issuer and the proceeds thereof, together with the proceeds from the issuance of the Issuer's Common Securities (as defined herein), which will be deposited with The Bank of New York, as Property Trustee under the Trust Agreement, will be used to purchase the Guarantor's Debentures (as defined herein) with the Issuer as trust assets; and

         WHEREAS, as incentive for the Holders (as defined herein) to purchase the Preferred Securities, the Guarantor desires to irrevocably and unconditionally agree, to the extent set forth herein, to pay to the Holders the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the purchase by each Holder, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Guarantee Agreement for the benefit of the Holders from time to time of the Preferred Securities.

                                   ARTICLE 1
                                   DEFINITIONS

         Section 1.01. Definitions. In this Guarantee Agreement, unless the context otherwise requires:

         (a) capitalized terms used in this Guarantee Agreement but not defined in the preamble above have the respective meanings assigned to them in this
Section 1.01 or as otherwise defined herein;

         (b) a term defined anywhere in this Guarantee Agreement has the same meaning throughout;

         (c) all references to "the Guarantee Agreement" or "this Guarantee Agreement" are to this Guarantee Agreement as modified, supplemented or amended from time to time;

         (d) all references in this Guarantee Agreement to Articles and Sections are to Articles and Sections of this Guarantee Agreement unless otherwise specified;

         (e) a term defined in the Trust Indenture Act has the same meaning when used in this Guarantee Agreement unless otherwise defined in this Guarantee Agreement or unless the context otherwise requires; and

         (f) a reference to the singular includes the plural and vice versa.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; provided, however, that an Affiliate of the Guarantor shall not be deemed to include the Issuer. For the purposes of this definition, "control", when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not (1) a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to remain closed or
(2) a day on which the corporate trust office of the Property Trustee (as defined in the Trust Agreement) or the corporate trust office of the Trustee under the Indenture is closed for business.

         "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents, however designated, of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

         "Commission" means the United States Securities and Exchange
Commission.

         "Common Security" has the meaning set forth in the Trust Agreement.

         "Common Stock" means the common stock, par value $.01 per share, of the Guarantor.

         "Covered Person" means any Holder or beneficial owner of Preferred Securities.

         "Debentures" means the series of convertible subordinated debentures issued by the Guarantor designated the "7.75% Convertible Subordinated Debentures Due 2017".

         "Distributions" has the meaning set forth in the Trust Agreement.

         "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Guarantee Agreement; provided, however, that, except with respect to a default in payment of any Guarantee Payments, the Guarantor shall have received written notice of default and shall not have cured such default within 60 days after receipt of such notice.

         "Guarantee Payments" shall mean the following payments or distributions, without duplication, with respect to the Preferred Securities, to the extent not paid or made by the Issuer: (i) any accrued and unpaid Distributions and the Redemption Price required to be paid on the Preferred Securities, but only with respect to the Preferred Securities called for redemption (whether by the Issuer or the Holders and whether upon the maturity or redemption of the Debentures as provided in the Trust Agreement), in each case only to the extent that the Guarantor has made a corresponding payment to the Property Trustee on the Debentures and (ii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Issuer (other than in connection with the distribution of Debentures to Holders or the redemption of all the Preferred Securities upon the maturity or redemption of the Debentures as provided in the Trust Agreement), the lesser of (A) the aggregate of the liquidation preference and all accrued and unpaid Distributions on the Preferred Securities to, but excluding, the date of payment, to the extent the Guarantor has made a payment to the Property Trustee of interest or principal on the Debentures, and (B) the amount of assets of the Issuer remaining available for distribution to Holders in liquidation of the Issuer (in either case, the "Liquidation Distribution").

         "Guarantee Trustee" means The Bank of New York, a New York banking corporation, until a Successor Guarantee Trustee has been appointed and accepted such appointment pursuant to the terms of this Guarantee Agreement, and thereafter means each such Successor Guarantee Trustee.

         "Holder" shall mean any holder, as registered on the books and records of the Issuer, of any Preferred Securities; provided, however, that in determining whether the holders of the requisite percentage of Preferred Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor, the Guarantee Trustee or any Affiliate of the Guarantor or the Guarantee Trustee; provided further, that in determining whether the Holders of the requisite liquidation preference of Preferred Securities have voted on any matter provided for in this Guarantee Agreement, then for purposes of such determination only (and not for any other purposes hereunder), if the Preferred Securities remain in the form of one or more Global Certificates (as defined in the Trust Agreement), the term "Holders" shall mean the holder of the Global Certificates acting at the direction of the Owners (as defined in the Trust Agreement) of the Preferred Securities.

         "Indemnified Person" means the Guarantee Trustee, any Affiliate of the Guarantee Trustee, and any officers, directors, shareholders, members, partners, employees, representatives or agents of the Guarantee Trustee.

         "Indenture" means the Indenture dated as of March 19, 2002 between the Guarantor and The Bank of New York, as trustee, as amended or supplemented from time to time, pursuant to which the Debentures are to be issued.

         "Majority in liquidation preference of the Preferred Securities" means, except as otherwise required by the Trust Indenture Act, Holder(s) of outstanding Preferred Securities voting together as a single class, who are the record owners of Preferred Securities whose aggregate liquidation preference represents more than 50% of the aggregate liquidation preference of all outstanding Preferred Securities.

         "Payment Blockage Period" has the meaning set forth in Section 6.04.

         "Person" means a corporation, an association, a partnership, a limited liability company, an individual, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

          "Preferred Securities" has the meaning set forth in the first WHEREAS clause above.

         "Proceeding" has the meaning set forth in Section 6.03.

         "Redemption Price" means the amount payable on redemption of the Preferred Securities in accordance with the terms of the Preferred Securities.

         "Resignation Request" has the meaning set forth in Section 4.02(d).

         "Responsible Officer", when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

         "Senior and Subordinated Debt" means all liabilities of the Guarantor, including the Debentures, except those that rank equally with or are subordinated to this Guarantee Agreement by their terms.

         "Successor Guarantee Trustee" means a successor Guarantee Trustee possessing the qualifications to act as a Guarantee Trustee under Section 4.01.

         "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

                                   ARTICLE 2
                               TRUST INDENTURE ACT

         Section 2.01. Trust Indenture Act; Application. (a) This Guarantee Agreement is subject to the provisions of the Trust Indenture Act that are required or deemed to be part of this Guarantee Agreement and shall, to the extent applicable, be governed by such provisions; provided, however, that this
Section 2.01 shall not require this Guarantee Agreement or the Guarantee Trustee to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to this Guarantee Agreement that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act.

         (b) If and to the extent that any provision of this Guarantee Agreement limits, qualifies or conflicts with the duties imposed by'SS''SS' 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

         (c) If any provision of this Guarantee Agreement modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to the Guarantee Agreement as so modified or excluded, as the case may be.

         (d) The application of the Trust Indenture Act to this Guarantee Agreement shall not affect the nature of the Preferred Securities as equity securities representing undivided beneficial interests in the assets of the Issuer.

         Section 2.02. Lists of Holders. (a) The Guarantor shall provide the Guarantee Trustee with such information as is required under 'SS'312(a) of the Trust Indenture Act at the times and in the manner provided in 'SS'312(a).

         (b) The Guarantee Trustee shall comply with its obligations under 'S'310(b), 311 and 312(b) of the Trust Indenture Act.

         Section 2.03. Reports by the Guarantee Trustee. Within 60 days after May 15 of each year (commencing with the year of the first anniversary of the issuance of the Preferred Securities), the Guarantee Trustee shall provide to the Holders such reports as are required by 'SS'313 of the Trust Indenture Act, if any, in the form and in the manner provided by 'SS'313 of the Trust Indenture Act. The Guarantee Trustee shall also comply with the requirements of 'SS'313(d) of the Trust Indenture Act.

         Section 2.04. Periodic Reports to Guarantee Trustee. The Guarantor shall provide to the Guarantee Trustee, the Commission and the Holders, as applicable, such documents, reports and information as required by 'SS'314(a)(l)-(3) (if any) of the Trust Indenture Act and the compliance certificates required by 'SS'314(a)(4) and (c) of the Trust Indenture Act, any such certificates to be provided in the form, in the manner and at the times required by 'SS'314(a)(4) and (c) of the Trust Indenture Act (provided that any certificate to be provided pursuant to 'SS'314(a)(4) of the Trust Indenture Act shall be provided within 120 days of the end of each fiscal year of the Issuer).

         Section 2.05. Evidence of Compliance With Conditions Precedent. The Guarantor shall provide to the Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Guarantee Agreement which relate to any of the matters set forth in 'SS'314(c) of the Trust Indenture Act. Any certificate or opinion required to be given pursuant to 'SS'314(c) shall comply with 'SS'314(e) of the Trust Indenture Act.

         Section 2.06. Events of Default; Waiver. (a) Subject to Section 2.06(b), Holders may by vote of at least a Majority in liquidation preference of the Preferred Securities, (A) direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee under this Guarantee Agreement, or exercising any trust or power conferred upon by the Guarantee Trustee or (B) on behalf of all Holders, waive any past Event of

Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

         (b) The right of any Holder to receive the Guarantee Payments in accordance with this Guarantee Agreement, or to institute suit for the enforcement of any Guarantee Payment, shall not be impaired without the consent of each such Holder.

         Section 2.07. Disclosure of Information. The disclosure of information as to the names and addresses of the Holders in accordance with 'SS'312 of the Trust Indenture Act, regardless of the source from which such information was derived, shall be deemed not to be a violation of any existing law, or any law hereafter enacted which does not specifically refer to 'SS'312 of the Trust Indenture Act, nor shall the Guarantee Trustee be held accountable by reason of mailing any material pursuant to a request made under 'SS'312(b) of the Trust Indenture Act.

         Section 2.08. Conflicting Interest. The Trust Agreement shall be deemed to be specifically described in this Guarantee Agreement for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

                                   ARTICLE 3
                 POWERS, DUTIES AND RIGHTS OF GUARANTEE TRUSTEE

         Section 3.01. Powers and Duties of the Guarantee Trustee. (a) This Guarantee Agreement shall be held by the Guarantee Trustee on behalf of the Issuer for the benefit of the Holders. The Guarantee Trustee shall not transfer its right, title and interest in the Guarantee Agreement to any Person except a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Guarantee Trustee or to a Holder exercising its rights pursuant to Section 5.04. The right, title and interest of the Guarantee Trustee to the Guarantee Agreement shall vest automatically in any Successor Guarantee Trustee who may hereafter be appointed as Guarantee Trustee in accordance with
Article 4. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

         (b) If an Event of Default occurs and is continuing, the Guarantee Trustee shall enforce this Guarantee Agreement for the benefit of the Holders.

         (c) This Guarantee Agreement and all monies received by the Holders hereunder in respect of the Guarantee Payments will not be subject to any right, charge, security interest, lien or claim of any kind in favor of, or for the benefit of the Guarantee Trustee or its agents or their creditors.

         (d) The Guarantee Trustee shall within 90 days after the occurrence of an Event of Default known to the Guarantee Trustee, transmit by mail, first class postage prepaid, to the holders of the Preferred Securities, as their names and addresses appear upon the register, notice of all Events of Default known to the Guarantee Trustee, unless such defaults shall have been cured before the giving of such notice; provided that the Guarantee Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers, of the Guarantee Trustee in good faith determine that the withholding of such notice is in the interests of the Holders. The Guarantee Trustee shall not be deemed to have knowledge of any default except any default as to which the Guarantee Trustee shall have received written notice or a Responsible Officer charged with the administration of this Guarantee Agreement shall have obtained written notice.

         (e) The Guarantee Trustee shall not resign as a Trustee unless a Successor Guarantee Trustee has been appointed and accepted that appointment in accordance with Article 4.

         Section 3.02. Certain Rights and Duties of the Guarantee Trustee. (a) The Guarantee Trustee, before the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Guarantee Agreement, and no implied covenants shall be read into this Guarantee Agreement against the Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.06(a)), the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Guarantee Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

         (b) No provision of this Guarantee Agreement shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (i) prior to the occurrence of an Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                        (A) the duties and obligations of the Guarantee Trustee
                  shall be determined solely by the express provisions of this Guarantee Agreement and the Trust Indenture Act, and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Guarantee Agreement, and no implied covenants or obligations shall be read into this Guarantee Agreement and the Trust Indenture Act against the Guarantee Trustee; and

                        (B) in the absence of bad faith or willful misconduct on
                  the part of the Guarantee Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Guarantee Agreement; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not they substantially conform to the requirements of this Guarantee Agreement;

                  (ii) the Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Guarantee Trustee, unless the Holders shall have proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts and the Guarantee Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon the Guarantee Trustee under this Guarantee Agreement;

                  (iii) the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders as provided herein relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and

                  (iv) whether or not therein provided, every provision of this Guarantee Agreement that in any way relates to the Guarantee Trustee shall be subject to the provisions of this Section.

         No provision of this Guarantee Agreement shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if it shall have reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Guarantee Agreement or adequate indemnity against such risk or liability is not reasonably assured to it.

         (c) Subject to the provisions of Section 3.02(a) and (b):

                  (i) whenever in the administration of this Guarantee Agreement, the Guarantee Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon a certificate, which shall comply with the provisions of 'SS'314(e) of the Trust Indenture Act, signed by any authorized officer of the Guarantor;

                  (ii) the Guarantor Trustee (A) may consult with counsel (which may be counsel to the Guarantor or any of its Affiliates and may include any of its employees) selected by it in good faith and with due care and the advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon and in accordance with such advice and opinion and (B) shall have the right at any time to seek instructions concerning the administration of this Guarantee Agreement from any court of competent jurisdiction;

                  (iii) the Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it in good faith and with due care;

                  (iv) the Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee Agreement at the request or direction of any Holders, unless such Holders shall have offered to the Guarantee Trustee reasonable security and indemnity against the costs, expenses (including attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction; provided that nothing contained in this clause (iv) shall relieve the Guarantee Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived) to exercise such of the rights and powers vested in it by this Guarantee Agreement, and to use the same degree of care and skill in this exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs; and

                  (v) any action taken by the Guarantee Trustee or its agents hereunder shall bind the Holders and the signature of the Guarantee Trustee or its agents alone shall be sufficient and effective to perform any such action; and no third party shall be required to inquire as to the authority of the Guarantee Trustee to so act, or as to its compliance with any of the terms and provisions of this Guarantee Agreement, both of which shall be conclusively evidenced by the Guarantee Trustee's or its agent's taking such action.

         Section 3.03. Not Responsible for Recitals or Issuance of Guarantee. The recitals contained in this Guarantee Agreement shall be taken as the statements of the Guarantor and the Guarantee Trustee does not assume any responsibility for their correctness. The Guarantee Trustee makes no representations as to the validity or sufficiency of this Guarantee Agreement.

                                   ARTICLE 4
                                GUARANTEE TRUSTEE

         Section 4.01. Qualifications. There shall at all times be a Guarantee Trustee which shall:

                  (i) not be an Affiliate of the Guarantor; and

                  (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then for the purposes of this Section 4.01(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

         If at any time the Guarantee Trustee shall cease to satisfy the requirements of clauses (i) and (ii) above, the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.02. If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of 'SS'310(b) of the Trust Indenture Act, the Guarantee Trustee and the Guarantor shall in all respects comply with the provisions of 'SS'310(b) of the Trust Indenture Act.

         Any corporation into which the Guarantee Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Guarantee Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Guarantee Trustee, shall be a Successor Guarantee Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article without the execution or filing of any paper or any further act on the part of any of the parties hereto.

         Section 4.02. Appointment, Removal and Resignation of Guarantee Trustee. (a) Subject to Section 4.02(b), the Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor.

         (b) The Guarantee Trustee shall not be removed in accordance with
Section 4.02(a) until a Successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.01 has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor and the Guarantee Trustee being removed.

         (c) The Guarantee Trustee appointed to office shall hold office until his successor shall have been appointed or until its removal or resignation.

         (d) The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument (a "Resignation Request") in writing signed by the Guarantee Trustee and delivered to the Guarantor, which resignation shall take effect upon such delivery or upon such later date as is specified therein; provided, however, that no such resignation of the Guarantee Trustee shall be effective until a Successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.01 has been appointed and has accepted such appointment by instrument executed by such Successor Guarantee Trustee and delivered to Guarantor and the resigning Guarantee Trustee.

         (e) If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.02 within 60 days after delivery to the Guarantor of a Resignation Request, the resigning Guarantee Trustee may petition any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a Successor Guarantee Trustee.

                                   ARTICLE 5
                                   GUARANTEE

         Section 5.01. Guarantee. The Guarantor irrevocably and unconditionally agrees, subject to Section 6.02, to pay in full to the Holders the Guarantee Payments as and when due, to the Holders of record as of the date upon which such Guarantee Payments are due, regardless of any defense, right of set-off or counterclaim which the Issuer may have or assert other than the defense of payment. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

         Section 5.02. Waiver of Notice. The Guarantor hereby waives notice of acceptance of this Guarantee Agreement and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands. Notwithstanding anything to the contrary herein, the Guarantor retains all of its rights under the Trust Agreement and the Indenture, including, without limitation, to (i) extend the interest payment period on the Debentures and the Guarantor shall not be obligated hereunder to make any Guarantee Payments during any extended interest payment period with respect to the Distributions on the Preferred Securities and
(ii) redeem the Debentures, to the extent permitted by the Indenture.

         Section 5.03. Obligations Not Affected. The obligations, covenants, agreements and duties of the Guarantor under this Guarantee Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

         (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Preferred Securities to be performed or observed by the Issuer;

         (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions (other than an extension of time for payment of Distributions that results from the extension of any interest payment period on the Debentures), Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Securities;

         (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Preferred Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

         (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

         (e) any invalidity of, or defect or deficiency in, the Preferred Securities;

         (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

         (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.03 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

         There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

         Section 5.04. Enforcement of Guarantee. The Guarantor and the Guarantee Trustee expressly acknowledge that (i) this Guarantee Agreement will be deposited with the Guarantee Trustee to be held for the benefit of the Holders;
(ii) the Guarantee Trustee has the right to enforce this Guarantee Agreement on behalf of the Holders; (iii) Holders representing not less than a Majority in liquidation preference of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of this Guarantee Agreement including the giving of directions to the Guarantee Trustee, or exercising any trust or other power conferred upon the Guarantee Trustee under this Guarantee Agreement, (iv) any Holder may institute a legal proceeding directly against the Guarantor to enforce its rights under this Guarantee Agreement, without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other Person and (v) any Holder shall have the right, which is absolute and unconditional, to proceed directly against the Guarantor to obtain Guarantee Payments without first waiting to determine if the Guarantee Trustee has enforced this Guarantee Agreement or instituting a legal proceeding against the Issuer, the Guarantor Trustee or any other Person.

         Section 5.05. Guarantee of Payment. This Guarantee Agreement creates a guarantee of payment and not merely of collection. This Guarantee Agreement will not be discharged except by payment of the Guarantee Payments in full (without duplication of amounts theretofore paid by the Issuer) or upon distribution of Debentures to Holders as provided in the Trust Agreement.

         Section 5.06. Subrogation. The Guarantor shall be subrogated to all (if any) rights of the Holders against the Issuer in respect of any amounts paid to the Holders by the Guarantor under this Guarantee Agreement; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Guarantee Agreement. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

         Section 5.07. Independent Obligations. The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer with respect to the Preferred Securities and that the Guarantor shall be liable (without duplication of amounts paid by or on behalf of the Issuer) as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee Agreement notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.03 hereof.

                                   ARTICLE 6
                    LIMITATION OF TRANSACTIONS; SUBORDINATION

         Section 6.01. Limitation of Transactions. So long as any Preferred Securities remain outstanding, the Guarantor covenants that it will not declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its Capital Stock or make any payment of principal of, interest or premium, if any, on or repay, repurchase or redeem any of its debt securities (including guarantees of indebtedness for money borrowed) that rank equally with or junior to the Debentures if at such time (i) the Guarantor shall be in default with respect to its Guarantee Payments or other payment obligations hereunder, (ii) there shall have occurred any event of default under the Trust Agreement or the Indenture or (iii) the Guarantor shall have given notice of its selection of an Extension Period (as defined in the Indenture) and shall not have rescinded such notice, or such period, or any extension thereof, is continuing. Notwithstanding the foregoing, the Guarantor may take any of the following actions during a deferral period:

                  (i) make any dividend, redemption, liquidation, interest, principal or guarantee payment by delivering securities, including Capital Stock, that rank equally with or junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made;

                  (ii) pay dividends on Guarantor's 8.00% redeemable convertible preferred stock, but only by delivering shares of Common Stock to the transfer agent to be sold on behalf of the holders of such preferred stock;

                  (iii) make any payments of interest on Guarantor's convertible subordinated debentures issued in exchange for its 8.00% redeemable convertible preferred stock;

                  (iv) make payments under this Guarantee Agreement;

                  (v) purchase Common Stock issued under any of the Guarantor's benefit plans for its directors, officers or employees;

                  (vi) distribute to holders of Common Stock the Guarantor's shares of common stock of Agere Systems Inc.;

                 (vii) make payments or distributions in connection with a reclassification of the Guarantor's Capital Stock or the exchange or conversion of one series or class of the Guarantor's Capital Stock for another series or class of the Guarantor's Capital Stock; and

                  (viii) purchase fractional interests in shares of the Guarantor's Capital Stock pursuant to the conversion or exchange provisions of such Capital Stock or the security being converted or exchanged.

         Section 6.02. Subordination. This Guarantee Agreement will constitute an unsecured obligation of the Guarantor and will rank (i) subordinate and junior in right of payment to all Senior and Subordinated Debt, (ii) senior to all Capital Stock now or hereafter issued by the Guarantor and to any guarantee now or hereafter entered into by the Guarantor in respect of any of its Capital Stock and (iii) equal in rank with respect to obligations under other guarantee agreements that the Guarantor may enter into from time to time to the extent that such agreements shall be entered into in substantially the form hereof and provide for comparable guarantees by the Guarantor of payment on preferred securities issued by other trusts established by the Guarantor to issue securities similar to the Preferred Securities.

         Section 6.03. Payment Over Of Proceeds Upon Dissolution, Etc. Upon any distribution of the Guarantor's assets in connection with any dissolution, winding up, liquidation or reorganization of the Guarantor, whether voluntary or involuntary, in bankruptcy, insolvency or receivership proceedings (each such event, if any, herein sometimes referred to as a "Proceeding"), or upon an assignment for the benefit of creditors or otherwise: (i) all Senior and Subordinated Debt (including without limitation all interest accruing on or after the filing of any petition in bankruptcy relating to the Guarantor at the relevant contractual rate, whether or not such claim for post-petition interest is allowed in such Proceeding) must be paid in full in cash before the Holders are entitled to any payments or distributions of any kind or character on account of any Guarantee Payments pursuant to this Guarantee Agreement, and (ii) any payment or distribution of the Guarantor's assets of any kind or character, whether in cash, securities or other property, which would otherwise (but for these subordination provisions) be payable or deliverable in respect of the Guarantee Payments shall be paid or delivered directly to the holders of such Senior and Subordinated Debt

(or their representative or trustee) in accordance with the priorities then existing among such holders (or as otherwise required by agreement, contract, law or court order) until all Senior and Subordinated Debt shall have been paid in full in cash before any payment or distribution is made to the Holders.

         In the event that notwithstanding the subordination provisions set forth herein, any payment or distribution of assets of any kind or character is made at a time when the respective payment is not permitted to be made as a result of the subordination provisions described above and before all Senior and Subordinated Debt is paid in full in cash, the Guarantee Trustee or the Holders receiving such payment will be required to pay over such payment or distribution to the holders of such Senior and Subordinated Debt.

         The consolidation of the Guarantor with, or the merger of the Guarantor into, another Person or the liquidation or dissolution of the Guarantor following the sale of all or substantially all of its properties and assets as an entirety to another Person upon the terms and conditions set forth in Article 13 of the Indenture shall not be deemed a Proceeding for the purposes of this
Section if the Person formed by such consolidation or into which the Guarantor is merged or the Person which acquires by sale such properties and assets as an entirety, as the case may be, shall, as a part of such consolidation, merger, or sale comply with the conditions set forth in Article 13.

         Section 6.04. Payment Blockage Upon Acceleration Of Senior and Subordinated Indebtedness, Etc. During the continuance of any event of default, other than a payment default, with respect to any Senior and Subordinated Debt pursuant to which the maturity thereof may be accelerated, from and after the date of receipt by the Guarantee Trustee of written notice from holders of such Senior and Subordinated Debt or from an agent of such holders, no Guarantee Payments may be made by the Guarantor for a period ("Payment Blockage Period") commencing on the date of delivery of such notice and ending on the earlier of
(i) the date upon which such default is cured or waived or ceases to exist or
(ii) 179 days after the applicable Payment Blockage Period was commenced; provided however, that not more than one Payment Blockage period may be commenced with respect to the Guarantee Payments during any period of 360 consecutive days. For all purposes of this Section, no event of default that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Senior and Subordinated Debt initiating such Payment Blockage Period shall be, or be made, the basis for the commencement of a second Payment Blockage Period by the holders of such Senior and Subordinated Debt or their representative whether or not within a period of 360 consecutive days unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

         In the event that, notwithstanding the foregoing, the Guarantor shall make any payment to the Guarantee Trustee or any Holder prohibited by the foregoing provisions of this Section 6.04, and if such fact shall, at or prior to the time of such payment, have been made known, as set forth in Section 6.08, to the Guarantee Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Guarantor.

         The provisions of this Section shall not apply to any payment with respect to which Section 6.03 would be applicable.

         Section 6.05. No Payment When Senior And Subordinated Debt In Default. In the event and during the continuation of any default in the payment of principal, premium, if any, interest, rent or other obligations in respect of Senior and Subordinated Debt occurs and is continuing (or, in the case of Senior and Subordinated Debt for which there is a period of grace, in the event of such a default that continues beyond the period of grace, if any, specified in the instrument or lease evidencing such Senior and Subordinated Debt), then, unless and until such default shall have been cured or waived or shall have ceased to exist, no payment or distribution of any kind or character, whether in cash or properties shall be made by the Guarantor on account of any Guarantee Payment.

         The Guarantor shall give prompt written notice to the Guarantee Trustee of any default in payment of principal of or interest on any Senior and Subordinated Debt; provided that, no failure to give such a notice shall have any effect whatsoever on the subordination provisions described herein.

         In the event that, notwithstanding the foregoing, the Guarantor shall make any payment to the Guarantee Trustee or any Holder prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such payment, have been made known as set forth in Section 6.08, to the Guarantee Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Guarantor.

         The provisions of this Section shall not apply to any payment with respect to which Section 6.03 would be applicable.

         Section 6.06. Guarantee Trustee To Effectuate Subordination. Each Holder by his or her acceptance thereof authorizes and directs the Guarantee Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination provided in this
Article 6 and appoints the Guarantee Trustee as his or her attorney-in-fact for any and all such purposes.

         Section 6.07. No Waiver Of Subordination Provisions. No right of any present or future holder of any Senior and Subordinated Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Guarantor with the terms, provisions and covenants of this Guarantee Agreement, regardless of any knowledge thereof that any such holder may have or be otherwise charged with.

         Section 6.08. Notice To The Guarantee Trustee. The Guarantor shall give written notice as soon as commercially practicable to the Guarantee Trustee of any fact actually known to the Guarantor which would prohibit the making of any payment to or by the Guarantee Trustee in respect of the Guarantee Payments; provided, however, that if on a date not less than one Business Day prior to the date upon which by the terms hereof any Guarantee Payments may become payable for any purpose the Guarantee Trustee shall not have received, with respect to such monies, the notice provided for in this Section 6.08, then, anything herein contained to the contrary notwithstanding, the Guarantee Trustee shall have full power and authority to apply monies received to make Guarantee Payments, and shall not be affected by any notice to the contrary that may be received by it on or after such prior date. Notwithstanding the provisions of this Article 6 or any other provision of this Guarantee Agreement, the Guarantee Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Guarantee Trustee in respect of the Guarantee Payment, unless and until the Guarantee Trustee shall have received written notice thereof from the Guarantor or a person representing itself as a holder of Senior and Subordinated Debt or from any trustee, agent or representative therefor (whether or not the facts contained in such notice are true).

         Section 6.09. Reliance On Judicial Order Or Certificate Of Liquidating Agent. Upon any payment or distribution of assets of the Guarantor referred to in this Article, the Guarantee Trustee, subject to the provisions of Article 3, and the Holders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which a Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Guarantee Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior and Subordinated Debt, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 6.

         Section 6.10. Guarantee Trustee Not Fiduciary For Holders Of Senior And Subordinated Debt. With respect to the holders of the Senior and Subordinated Debt, the Guarantee Trustee undertakes to perform or observe only such of its obligations and covenants as are set forth in this Article 6, and no implied covenants or obligations with respect to the holders of such Senior and

Subordinated Debt shall be read into this Guarantee Agreement against the Guarantee Trustee. The Guarantee Trustee shall not be deemed to owe any fiduciary duty to the holders of such Senior and Subordinated Debt and, subject to the provisions of Section 3.02, the Guarantee Trustee shall not be liable to the holder of any Senior and Subordinated Debt (i) for any failure to make any payments or distributions to such holder or (ii) if it shall pay over or deliver to Holders, the Guarantor, or any other person, money or assets to which any holder of such Senior and Subordinated Debt shall be entitled to by virtue of this Article 6 or otherwise.

         Section 6.11. Rights Of Guarantee Trustee As Holder Of Senior And Subordinated Debt; Preservation Of Guarantee Trustee's Rights. The Guarantee Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 6 with respect to any Senior and Subordinated Debt which may at any time be held by it, to the same extent as any other holder of Senior and Subordinated Debt, and, subject to the requirements of the Trust Indenture Act, nothing in this Guarantee Agreement shall deprive the Guarantee Trustee of any of its rights as such holder.

         Section 6.12. Certain Conversions Or Exchanges Deemed Payment. For the purpose of this Article 6 only, (i) the issuance and delivery of junior securities upon conversion or exchange of Debentures and (ii) the payment, issuance or delivery of cash, property or securities upon conversion of a Debenture as a result of any Fundamental Change shall not be deemed to constitute a payment on the Guarantee. For the purpose of this Section, the term "junior securities" means (i) shares of any Capital Stock of the Guarantor and
(ii) securities of the Guarantor which are subordinated in right of payment to all Senior and Subordinated Debt which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Debentures are so subordinated as provided in the Indenture.

                                    ARTICLE 7
                                   TERMINATION

         Section 7.01. Termination. This Guarantee Agreement shall terminate and be of no further force and effect upon (i) full payment of the Redemption Price of all Preferred Securities, (ii) the distribution of Debentures to Holders in exchange for all of the Preferred Securities, (iii) full payment of the amounts payable in accordance with the Trust Agreement upon liquidation of the Issuer or
(iv) conversion of all outstanding Preferred Securities into Common Stock or other property. Notwithstanding the foregoing, this Guarantee Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid or return any property delivered with respect to the Preferred Securities or this Guarantee Agreement.

                                   ARTICLE 8
                    LIMITATION OF LIABILITY; INDEMNIFICATION

         Section 8.01. Exculpation. (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Guarantee Agreement or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

         (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to Holders might properly be paid.

         Section 8.02. Indemnification. (a) To the fullest extent permitted by applicable law, the Guarantor shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Guarantee Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of negligence or willful misconduct with respect to such acts or omissions.

         (b) An Indemnified Person shall notify the Guarantor promptly of any claim of which a Responsible Officer has received written notice and for which it may seek indemnity. The Guarantor shall defend the claim and the Indemnified Person shall reasonably cooperate in the defense. The Indemnified Person may have separate counsel provided that the Guarantor shall pay the reasonable fees and expenses of such counsel. The Guarantor need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

         (c) The provisions of this Article shall survive the termination of this Guarantee Agreement or the resignation or removal of the Guarantee Trustee.

                                   ARTICLE 9
                                  MISCELLANEOUS

         Section 9.01. Successors and Assigns. All guarantees and agreements contained in this Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders then outstanding. Except in connection with a consolidation, merger or sale involving the Guarantor that is permitted under
Article 13 of the Indenture, the Guarantor shall not assign its obligations hereunder.

         Section 9.02. Amendments. Except with respect to any changes which do not adversely affect the rights of Holders (in which case no consent of Holders will be required), this Guarantee Agreement may only be amended with the prior approval of the Holders of not less than a Majority in liquidation preference of the Preferred Securities. The provisions of Article 6 of the Trust Agreement shall apply to the giving of such approval.

         Section 9.03. Notices. Any notice, request or other communication required or permitted to be given hereunder shall be in writing, duly signed by the party giving such notice, and delivered, telecopied or mailed by first class mail as follows:

         (a) if given to the Guarantor, to the address set forth below or such other address as the Guarantor may give notice of to the Holders:

                Lucent Technologies, Inc.
                600 Mountain Avenue
                Murray Hill, New Jersey 07974
                Facsimile No. (908) 582-0294
                Attention: Assistant Treasury, Capital Markets

                with a copy to:

                Lucent Technologies Inc.,
                600 Mountain Avenue,
                Murray Hill, New Jersey 07974,
                Facsimile No. (908) 582-6130
                Attention: Senior Vice President, General Counsel and Secretary,

         (b) if given to the Guarantee Trustee, to the address set forth below or such other address as the Guarantee Trustee may give notice to the Holders:

                  The Bank of New York
                  101 Barclay Street, 21st Floor West
                  New York, New York 10286
                  Attention: Corporate Trust Administration
                  Facsimile No. (212) 896-7298

         (c) if given to any Holder, at the address set forth on the books and records of the Issuer.

         All notices hereunder shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

         Section 9.04. Genders. The masculine, feminine and neuter genders used herein shall include the masculine, feminine and neuter genders.

         Section 9.05. Benefit. This Guarantee Agreement is solely for the benefit of the Holders and subject to Section 3.01(a) is not separately transferable from the Preferred Securities.

         Section 9.06. Governing Law. THIS GUARANTEE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS.

         Section 9.07. Table Of Contents, Headings, Etc.. The table of contents and the titles and headings of the Articles and Sections of this Guarantee Agreement have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms of provisions hereof.

         Section 9.08. Counterparts. This Guarantee Agreement may be executed in counterparts, each of which shall be an original; but such counterparts shall together constitute one and the same instrument.

         THIS GUARANTEE AGREEMENT is executed as of the day and year first above written.

                                   LUCENT TECHNOLOGIES INC.,
                                     as Guarantor


                                   By:
                                      ________________________________________
                                      Name:
                                      Title:


                                   THE BANK OF NEW YORK,
                                     as Guarantee Trustee



                                   By:
                                      ________________________________________
                                      Name:
                                      Title: